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                                                                  EXHIBIT 99.1
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[Solutia logo]                                NEWS

                                                SOLUTIA INC.
                                                575 Maryville Centre Drive
                                                St. Louis, Missouri 63141

                                                P.O. Box 66760
                                                St. Louis, Missouri 63166-6760


  FOR IMMEDIATE RELEASE
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                                        MEDIA: Dan Jenkins (314) 674-8552
                                        INVESTORS: Tim Spihlman (314) 674-5206


                SOLUTIA RECEIVES FULLY UNDERWRITTEN COMMITMENT
             TO EXTEND AND INCREASE DEBTOR-IN-POSSESSION FINANCING

ST. LOUIS - DECEMBER 15, 2006 -- Solutia Inc. (OTCBB: SOLUQ), a leading manufacturer and provider of interlayers for laminated glass, aftermarket window films, specialty chemicals and an integrated family of nylon products, today announced it has received a fully underwritten commitment for $1.075 billion of debtor-in-possession (DIP) financing, maturing March 31, 2008. This represents a $250 million increase and a one-year extension over Solutia's current DIP financing. The increased availability under the DIP financing provides Solutia with further liquidity for operations and the ability to fund mandatory pension payments that come due in 2007. The agreement also allows for Solutia to purchase Akzo Nobel's stake in Flexsys, the 50%/50% joint venture between Azko Nobel and Solutia. (In a separate press release, Solutia today announced it has reached an agreement in principle to purchase Akzo Nobel's 50 percent stake in Flexsys.) To facilitate the Flexsys acquisition, up to $150 million of additional funds could be raised under this DIP financing through an accordion feature, bringing the total to




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$1.225 billion. The DIP financing can be repaid by Solutia at any time without prepayment penalties. Citigroup is acting as lead arranger.

         This amendment requires the approval of the United States Bankruptcy Court for the Southern District of New York.

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FORWARD LOOKING STATEMENTS

This press release may contain forward-looking statements, which can be identified by the use of words such as "believes," "expects," "may," "will," "intends," "plans," "estimates" or "anticipates," or other comparable terminology, or by discussions of strategy, plans or intentions. These statements are based on management's current expectations and assumptions about the industries in which Solutia operates. Forward-looking statements are not guarantees of future performance and are subject to significant risks and uncertainties that may cause actual results or achievements to be materially different from the future results or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, those described in Solutia's most recent Annual Report on Form 10-K, under "Cautionary Statement About Forward Looking Statements," Solutia's quarterly reports on Form 10-Q, and in filings with the U.S. Bankruptcy Court in connection with the Chapter 11 case of Solutia Inc. and 14 of its U.S. subsidiaries. These reports can be accessed through the "Investors" section of Solutia's website at www.solutia.com. The bankruptcy court filings can be accessed by visiting www.trumbullgroup.com. Solutia disclaims any intent or obligation to update or revise any forward-looking statements in response to new information, unforeseen events, changed circumstances or any other occurrence.

CORPORATE PROFILE

         Solutia (http://www.Solutia.com) uses world-class skills in applied chemistry to create value-added solutions for customers, whose products improve the lives of consumers every day. Solutia is a world leader in performance films for laminated safety glass and after-market applications; specialties such as water treatment chemicals, heat transfer fluids and aviation hydraulic fluid and an integrated family of nylon products including high-performance polymers and fibers.
Solutia ... Solutions for a Better Life.

SOURCE: SOLUTIA INC.
ST. LOUIS
12/15/06

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